UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2015 (March 4, 2015)

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On March 4, 2015, Mack-Cali Realty Corporation (the “General Partner”), the general partner of Mack-Cali Realty, L.P., entered into severance agreements (the “Severance Agreements”) with each of Anthony Krug, the General Partner’s Chief Financial Officer, and Gary T. Wagner, the General Partner’s Chief Legal Officer and Secretary, which provide for the payment of certain severance benefits in the future to Messrs. Krug and Wagner upon the occurrence of a termination of their employment in certain circumstances as follows:

(1)                                 upon a termination of employment due to death or disability, the payment of (x) earned but unpaid compensation, including pro rata base salaries, a pro rata portion of a car allowance being paid to Messrs. Krug and Wagner commencing January 1, 2015, and a pro rata share of the annual bonus based on the target amount, and (y) accelerated vesting of outstanding equity awards consisting of 4,684 shares of restricted stock granted to Mr. Krug on March 19, 2014 and 3,527 shares of restricted stock granted to Mr. Wagner on March 18, 2014; and

(2)                                 upon (x) a termination of employment by the General Partner without cause at any time, or (y) upon a termination by Messrs. Krug or Wagner for good reason on or before December 31, 2016 or within two years of a change in control, the payment of same benefits under paragraph (1) above, plus (a) the payment of  a lump sum cash payment equal to a multiple of combined base salary and target bonus for the year of termination of 1.5x (approximately $1 million based on 2015 compensation levels) and 1.0x (approximately $500,000 based on 2015 compensation levels) for Messrs. Krug and Wagner, respectively, and (b) continuation of health and welfare benefits for a period of 18 months.

Under the Severance Agreements, the term “good reason” is defined as (i) the material diminishment of the authority, duties or responsibilities of  Messrs. Krug or Wagner, respectively, which shall be exclusively limited to Mr. Krug or Mr. Wagner no longer having the title or the function of Chief Financial Officer or Chief Legal Officer, respectively; (ii) a material reduction in base salary; (iii) the Company requiring Mr. Krug or Mr. Wagner to relocate his personal residence in order to continue to perform his duties for the Company; or (iv) the failure of the Company to obtain agreement from any successor to assume and agree to perform any obligations of the Company under Severance Agreements.

The term “change in control” is defined in the Severance Agreements to mean (i) any person or group becoming the beneficial owner of 30% or more of the issued and outstanding capital stock of the General Partner immediately prior to such acquisition, including shares acquired pursuant to any tender or exchange offer, other than an offer by the General Partner; or (ii) the dissolution or liquidation of the General Partner or the consummation of any merger or consolidation of the General Partner or any sale or other disposition of all or substantially all of its assets, if the stockholders of the General Partner immediately prior to such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 30% of the voting power of the surviving or acquiring corporation.

The payment of any severance benefits to Messrs. Krug or Wagner upon a triggering event under the Severance Agreements is in each case conditioned upon Mr. Krug or Mr. Wagner, as applicable, signing a customary release of claims against the General Partner.

Copies of the Severance Agreements are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Severance Agreement dated March 4, 2015 by and between Anthony Krug and Mack-Cali Realty Corporation.

10.2	Severance Agreement dated March 4, 2015 by and between Gary T. Wagner and Mack-Cali Realty Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: March 6, 2015	By:	/s/ Mitchell E. Hersh
Mitchell E. Hersh
President and
Chief Executive Officer

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: March 6, 2015	By:	/s/ Mitchell E. Hersh
Mitchell E. Hersh
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement dated March 4, 2015 by and between Anthony Krug and Mack-Cali Realty Corporation.

10.2	Severance Agreement dated March 4, 2015 by and between Gary T. Wagner and Mack-Cali Realty Corporation.